Exhibit 10.2(a)

FIRST AMENDMENT TO AMENDED AND RESTATED

RECEIVABLE SALES AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLE SALES AGREEMENT (“First Amendment”) dated as June 30, 2020 is made by and between The Bank of Missouri a Missouri, state-chartered bank, having its principal location in Perryville, MO (“Bank”), and Fortiva Funding, LLC, (“Fortiva”), a Georgia limited liability company, having its principal location in Atlanta, Georgia.

WHEREAS, Bank and Fortiva are parties to the Amended and Restated Receivable Sales Agreement (the “Agreement”) dated as of April 1, 2020, and mutually desire to amend it as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Bank and Fortiva agree as follows:

1.     Amendment to Correct Internal Section References.

a.	Reference to Collateral Account in Section 10 (c)

Section 10 (c) shall be amended to replace the reference to Section 34 with a reference to Section 33.

b.	References to Section Numbers That Survive Termination in Section 10 (h)

Section 10 (h) shall be deleted in its entirety and replaced with:

“Sections 5, 6, 7, 10 (g), 11, 12, 15, 16, 17, 18, 23, 24, 27, 28, 29, 30, 31 and 33 of this Agreement shall survive the expiration or termination of this Agreement and any post-termination transition period under Section 10 (g).”

2.     Amendment to Covenant for Securitization Assistance

Section 4 (h) shall be deleted in its entirety and replaced with:

“Bank acknowledges that Receivables Purchaser may from time to time securitize the Receivables (or a portion thereof). Bank agrees that it shall cooperate with and assist Receivables Purchaser and its representatives in obtaining access to information to assist Receivables Purchaser in securitizing the Receivables (or any portion thereof), or entering into a contingency funding agreement, or other third party agreement as Receivables Purchaser may reasonably request with respect to the disposition of Receivables; provided, however, that Receivables Purchaser shall compensate Bank for its reasonable administrative costs, out-of-pocket expenses, and significant management time in connection with performing its obligations under this subsection in an amount not to exceed $40,000 annually. Further, Bank agrees that it shall cooperate with any securitization investor, lender, trustee, agent or other relevant party (a “Securitization Counterparty”) in connection with any such Securitization Counterparty’s exercise of its rights and remedies under the applicable securitization transaction documents, including, without limitation, any right any such Securitization Counterparty may have to transfer servicing of the securitized Receivables to a back-up servicer or other servicing entity following a servicing default under or as otherwise contemplated by the securitization transaction documents. In addition, Bank will cooperate with any Securitization Counterparty in obtaining information or documentation, including loan file items, as reasonably requested by such Securitization Party in connection with its exercise of rights and remedies under the applicable securitization transaction documents, and reasonable administrative costs, out-of-pocket expenses, and significant management time incurred by Bank in that connection will be subject to compensation by Receivables Purchaser as described above.”

3.     Amendment to Representation of Bank Classification

Section 5 (a) shall be deleted in its entirety and replaced with:

“Bank is a FDIC insured, Missouri state-chartered, non-member bank that accepts insured deposits from affiliated and non-affiliated companies, and is a federally insured state-chartered depository institution for the purposes of section 521 of the Depository Institutions Deregulation and Monetary Control Act of 1980, 12 U.S.C. § 1831(d);”

4.	Miscellaneous

a. Effect of Amendment. This First Amendment is hereby incorporated into and made a part of the Agreement. Except as amended by this First Amendment, all of the terms of the Agreement shall remain in full force and effect.

b. Headings and Defined Terms. Captions and headings used in this First Amendment are for convenience only and are not to be deemed to amend the Agreement. Defined terms shall have the meaning specified herein, or, if not so specified, the meaning ascribed to them in the Agreement.

c. Governing Law. This First Amendment shall be interpreted and construed in accordance with the laws of the State of Missouri, without giving effect to the rules, policies or principles thereof with respect to conflicts of laws.

d. Counterparts. This First Amendment may be executed and delivered in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date indicated above.

[SIGNATURES ON FOLLOWING PAGE]

THE BANK OF MISSOURI

By:     /s/ Martha Rollet

Name:     Martha Rollet

Title:     Chief Operations Officer

Date:     June 29, 2020

FORTIVA FUNDING, LLC

By:     /s/ Bettie Lass

Name:     Bettie Lass

Title:     Treasurer

Date:     June 30, 2020

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